Electronically Filed
08/05/2022 12:24 PM
CLERK OF THE COURT

EXPR
MARK J. CONNOT (10010)
FOX ROTHSCHILD LLP
1980 Festival Plaza Drive, Suite 700
Las Vegas, Nevada 89135
Telephone: (702) 262-6899
Facsimile: (702) 597-5503
mconnot@foxrothschild.com
Attorneys for Plaintiff Vinco Ventures, Inc.

DISTRICT COURT

CLARK COUNTY, NEVADA

VINCO VENTURES, INC.,

Plaintiff,

vs.

THEODORE FARNSWORTH, LISA KING, RODERICK VANDERBILT, and ERIK NOBLE,

Defendants.

Case No.: A-22-856404-B
Dept. No.: 16

EX PARTE ORDER GRANTING PLAINTIFF VINCO VENTURES, INC.'S EMERGENCY MOTION FOR TEMPORARY RESTRAINING ORDER AND PRELIMINARY INJUNCTION

Plaintiff Vinco Ventures, Inc. (the "Company"), having submitted its Emergency Motion for Temporary Restraining Order and Preliminary Injunction (the "Emergency Motion"), the Court having reviewed the papers and pleadings on file, including the verified Complaint for Injunctive Relief and Damages filed by the Company, the Emergency Motion, the Declaration of John Colucci, and the Declaration of Mark Connot filed in support of the Emergency Motion, the Court hereby finds and concludes as follows as follows:

1. Pursuant to Nevada Rule of Civil Procedure ("NRCP") 65(b), the Company has established good cause for immediate *ex parte* relief, as there is an appreciable risk of irreparable harm to the Company's business based on the conduct of Defendants Theodore "Ted" Farnsworth, Lisa King, Roderick "Rod" Vanderbilt, and Erik Noble (collectively, "Defendants").

2. There is an immediate risk of irreparable harm to the Company including, but not limited to, (a) destroying the Company's business and preventing a downsizing to preserve cash after

a $33 million payment on July 22, 2022 was made and Defendants' constant harassment and bullying of accounting staff to get access and authorization to bank accounts, payroll and payment systems holding millions of dollars, (b) damaging the Company's reputation and status with the Securities and Exchange Commission ("SEC") which will not issue SEC codes to any party without a court order or an agreement of the parties, (c) the further filing of inaccurate Form 8-Ks with the SEC, (d) putting the Company at risk of delisting from Nasdaq's Capital Market due to the large stock price drop of over 33% and well below $1 since the Defendants' inaccurate SEC Form 8-K filing on July 14, 2022 and the fraudulent "change in management," and (e) placing at risk the Company's upcoming Form 10-Q filing due August 15, 2022 with the attendant work required by Marcum LLP its auditors, likely to cause an immediate collapse of the Company much like Farnsworth and Vanderbilt presided over in connection with the closing and bankruptcy of MoviePass / Helios, for which there is no adequate remedy at law;

3. Defendants' actions unreasonably interfere with the Company's business and if left unchecked will destroy the Company's credit or profits;

4. The balance of the hardships weighs in favor of the Company;

5. As a publicly traded Nevada corporation with a substantial number of shareholders and over 150 million shares outstanding, the public has a distinct interest in ensuring the stability of the Company and the accuracy of its filings with regulators, such as the SEC. Defendants have filed two false Form 8-Ks with the SEC regarding the Company and, in doing so, have mislead the SEC, the Company's shareholders, and the public at large regarding the Company's governance, NASDAQ has suspended trading of the Company's stock as of August 4, 2022 due to the conflicting and misinformation in the market; and thus public policy further supports entry of a temporary restraining order (a "TRO");

6. The Company has demonstrated a reasonable probability of success on the merits and that the Defendants' conduct, if allowed to continue, will result in great or irreparable harm for which compensatory damages is an inadequate remedy.

7. Under the circumstances, a TRO is necessary (1) to prohibit and restrain Defendants,

or those acting under their control, direction, or authority from holding themselves out as employees or agents of the Company, (2) to restrain Defendants from accessing the Company's premises or servers, and (3) to require Defendants to relinquish control over the Company's SEC filing passcodes and cooperate to return SEC passcodes to the Company's dominion and control under John Colucci and return all Company personal devices, passwords, servers, documents (whether in paper or electronic format), payment and payroll systems, and emails and email servers related to any business of the Company and its affiliates.

8. Only a nominal bond is necessary to secure a TRO to preserve the status quo until the hearing on the Company's request for a preliminary injunction.

Based on the foregoing findings and conclusions, **IT IS HEREBY ORDERED:**

1. The Emergency Motion is hereby GRANTED;

   a. For the duration of this TRO, Defendants are enjoined from holding themselves out internally or externally as employed by the Company or acting on its behalf in any capacity;

   b. For the duration of this TRO, Defendants are enjoined from accessing Company's premises or servers;

   c. Immediately upon receipt of service of this TRO, Defendants and each of them, are required to relinquish control, or to direct those persons working with or under them to relinquish control, over the Company's SEC filing passcodes and cooperate to return SEC codes to the Company's dominion and control under John Colucci and return all Company personal devices, passwords, servers, documents (whether in paper or electronic format), payment and payroll systems, and emails and email servers related to any business of the Company and its affiliates;

   d. Pursuant to NRCP 65(c), the Company shall post a bond in the amount of $_500.00_.

   e. This TRO will remain in full force and effect until the conclusion of the hearing as set forth in Paragraph 2 below, unless the Court otherwise orders the extension

of the TRO.

2. Pursuant to NRCP 65(b)(3), the hearing on the Company's Emergency Motion shall be on August 16, 2022 at 9:05 a.m./p.m. Any opposition to the Emergency Motion shall be filed on or before August 15, 2022, ~~and the Company shall file any reply on or before __________________, 2022.~~ JM Ent

3. A copy of this Order, along with the Emergency Motion and all exhibits thereto, shall be served on Defendants on or before August 8, 2022.

Dated this 5th day of August, 2022

JM

7BA 99C CD9B 124A
Timothy C. Williams
District Court Judge

Respectfully submitted by:

FOX ROTHSCHILD LLP

/s/ Mark J. Connot
MARK J. CONNOT (10010)
1980 Festival Plaza Drive, Suite 700
Las Vegas, Nevada 89135
Telephone: (702) 262-6899
Facsimile: (702) 597-5503
mconnot@foxrothschild.com
Attorneys for Plaintiff Vinco Ventures, Inc..

*BlueJeans Dial-in: 1-408-419-1715
Meeting ID: 305 354 001
Participant Passcode: 2258

Online: https://bluejeans.com/305354001/2258

CSERV

DISTRICT COURT
CLARK COUNTY, NEVADA

Vinco Ventures, Inc., Plaintiff(s) vs. Theodore Farnsworth, Defendant(s)	CASE NO: A-22-856404-B DEPT. NO. Department 16

AUTOMATED CERTIFICATE OF SERVICE

This automated certificate of service was generated by the Eighth Judicial District Court. The foregoing Temporary Restraining Order was served via the court's electronic eFile system to all recipients registered for e-Service on the above entitled case as listed below:

Service Date: 8/5/2022

Mark Connot	mconnot@foxrothschild.com
Doreen Loffredo	dloffredo@foxrothschild.com